SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                  July 25, 2001
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



Delaware                        0-28538                          13-5630895
--------------------------------------------------------------------------------
(State or Other                 (Commission                     (IRS Employer
Jurisdiction of                 File Number)                     Identification
Incorporation)                                                   Number)



1999 Broadway, Suite 4300, Denver, CO                             80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:           Other Events

     On July 20, 2001 the Registrant issued the press release attached hereto as
Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant of its second quarter financial results for 2001.

Item 7:       Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

              Item No.    Exhibit List
              --------   -------------------------------------------------------

                99.1      Press Release dated July 20, 2001 issued by Registrant






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         TITANIUM METALS CORPORATION
                                        (Registrant)




                                     By: /s/ Joan H. Prusse
                                        ----------------------------------------
                                         Joan H. Prusse
                                         Vice President, Deputy General Counsel
                                              and Secretary


Date: July 25, 2001





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                                                                   EXHIBIT 99.1
                                  PRESS RELEASE
FOR IMMEDIATE RELEASE:                               CONTACT:

Titanium Metals Corporation                          Mark A. Wallace
1999 Broadway, Suite 4300                            Executive Vice President
Denver, Colorado 80202                               and Chief Financial Officer
                                                    (303) 296-5615

                     TIMET ANNOUNCES SECOND QUARTER RESULTS

     DENVER, COLORADO . . . July 20, 2001 . . . Titanium Metals Corporation ("TIMET") (NYSE: TIE) reported a loss before special items for the second quarter of 2001 of $2.3 million, or $.07 per share, compared to a loss before special items in the second quarter of 2000 of $10.1 million or $.32 per share. TIMET's net income for the second quarter of 2001 was $29.6 million, or $.86 per diluted share, compared to a net loss of $9.5 million or $.30 per diluted share, for the same quarter in 2000.

     Sales of $120.0 million in the second quarter of 2001 were 10% higher than the year-ago period. This resulted principally from the net effects of a 5% increase in mill product sales volume, a 3% decrease in mill product selling prices (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods) and changes in product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices decreased 1%. Melted product (ingot and slab) sales volume increased 15% and melted product selling prices increased 4% from year-ago levels.

     As compared to the first quarter of 2001, sales were slightly lower reflecting a 4% decrease in mill product sales volume, a 1% increase in mill product selling prices (expressed in U.S. dollars), and changes in product mix. In billing currencies, mill product selling prices increased 2%. Melted product sales volume in the second quarter of 2001 increased 1% compared to the first quarter of 2001, while selling prices increased 2%.

     TIMET's backlog at June 30, 2001 was approximately $300 million, compared to $290 million at March 31, 2001 and $160 million at June 30, 2000.

     As previously reported, the Company reached a settlement in April 2001 of the litigation between TIMET and Boeing related to the parties' 1997 long term purchase and supply agreement. TIMET's results for the second quarter of 2001 include pre-tax income related to the Boeing settlement of $62.7 million. Of this amount, $73.0 million ($82.0 million cash received at settlement less $9.0 million of legal fees) is reported as other operating income and $10.3 million of related profit sharing and other costs is included as a component of selling, general, administrative and development expense.

     The Company recently completed a study of certain manufacturing assets and determined that such assets have been impaired. Accordingly, the Company recorded a pretax impairment charge to cost of sales of $10.8 million in the second quarter of 2001. The Company also completed an assessment to estimate the range of loss it might incur in connection with the previously reported tungsten matter. As a result, the Company recorded an additional estimated pretax charge to cost of sales of $2.8 million in the second quarter of 2001 related to this matter.

     J. Landis Martin, Chairman and CEO of TIMET said "Operating results in the second quarter of 2001, before special items, continued to improve in line with our expectations. Selling price increases and higher operating levels are driving margin improvement that should allow TIMET to return to operating profitability. We expect shipments to increase through the balance of this year, particularly for aerospace quality titanium products, and are opening discussions with our customers on non-LTA orders for delivery in 2002."

     The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could, " "anticipates," "expects" or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers under their long-term purchase agreements with the Company, the difficulty in forecasting demand for titanium products, global economic conditions, global productive capacity for titanium, changes in product pricing, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs) and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements.

     As previously announced, TIMET will host a conference call to discuss its second quarter results on Friday, July 20, 2001 at 11:00 AM (EDT). On the conference call will be J. Landis Martin, Chairman and Chief Executive Officer, and Mark A. Wallace, Chief Financial Officer. Participants can access the call by dialing 800-450-0819 (domestic) and 612-332-0636 (international).

     TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the World Wide Web at http://www.timet.com/.

                                    o o o o o


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                           TITANIUM METALS CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS
                      (In millions, except per share data)
                                   (Unaudited)

                                                                            Three Months Ended              Six Months Ended
                                                                                 June 30,                       June 30,
                                                                        ---------------------------    ----------------------------
                                                                           2001            2000           2001            2000
                                                                           ----            ----           ----            ----

Net sales                                                               $    120.0      $    108.8     $    244.0      $    213.5
Cost of sales                                                                123.5           107.6          240.2           215.6
                                                                        ------------    -----------    ------------    ------------

   Gross margin                                                               (3.5)            1.2            3.8            (2.1)
Selling, general, administrative and development expense                      21.2            11.2           31.9            22.5
Other expense (income)                                                       (73.3)             .4          (74.7)             .4
Restructuring charge (credit)                                                  -               (.9)           (.2)            2.8
                                                                        ------------    -----------    ------------    ------------

   Operating income (loss)                                                    48.6            (9.5)          46.8           (27.8)
General corporate income                                                       2.3             1.1            4.0             3.6
Interest expense                                                               1.1             2.0            2.6             4.2
                                                                        ------------    -----------    ------------    ------------

   Pretax income (loss)                                                       49.8           (10.4)          48.2           (28.4)
Income tax expense (benefit)                                                  17.5            (3.6)          16.9           (10.0)
Minority interest - Convertible Preferred Securities, net of tax               2.5             2.2            4.7             4.4
Other minority interest                                                         .2              .5             .6              .9
                                                                        ------------    -----------    ------------    ------------

Income (loss) before extraordinary item                                       29.6            (9.5)          26.0           (23.7)
Extraordinary item - early extinguishment of debt, net of tax                  -               -              -               (.9)
                                                                        ------------    -----------    ------------    ------------

    Net income (loss)                                                   $     29.6      $     (9.5)    $     26.0         $ (24.6)
                                                                        ============    ===========    ============    ============

Earnings (loss) per share:
   Basic:
    Before extraordinary item                                           $      .94      $     (.30)    $      .82      $     (.76)
    Extraordinary item                                                        -               -              -               (.03)
                                                                        ------------    -----------    ------------    ------------

                                                                        $      .94      $     (.30)    $      .82      $     (.79)
                                                                        ============    ===========    ============    ============

   Diluted:
    Before extraordinary item                                           $      .86      $     (.30)    $      .82      $     (.76)
    Extraordinary item                                                           -               -              -            (.03)
                                                                        ------------    -----------    ------------    ------------

                                                                        $      .86      $     (.30)    $      .82      $     (.79)
                                                                        ============    ===========    ============    ============

Weighted average shares outstanding:
   Basic                                                                      31.5            31.4           31.5            31.4
   Diluted                                                                    37.2            31.4           31.8            31.4

Mill product shipments:
   Volume (metric tons)                                                      3,045           2,890          6,230           5,590
   Average price ($ per kilogram)                                            $29.55     $    28.65     $    29.50      $    29.70

Melted product shipments:
   Volume (metric tons)                                                      1,040             905          2,070           1,495
   Average price ($ per kilogram)                                       $    13.90      $    13.60     $    14.05      $    13.85


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